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                                                                    EXHIBIT 23.5




            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

         As independent petroleum consultants, we hereby consent to the incorporation by reference in the Post-Effective Amendment on Form S-8 to the Registration Statement on Form S-4 of Santa Fe Energy Resources, Inc. of our report in Snyder Oil Corporation's Annual Report on Form 10-K/A for the year ended December 31, 1998. We also consent to all references to our firm in such Post-Effective Amendment.

                                        NETHERLAND, SEWELL & ASSOCIATES, INC.



                                        By: /s/ CLARENCE M. NETHERLAND
                                           ------------------------------------
                                            Clarence M. Netherland,
                                            Chairman

Dallas, Texas
June 15, 1999